UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 12, 2009
ValueVision Media, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6740 Shady Oak Road, Eden Prairie,
Minnesota	55344-3433

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 943-6000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The information in this Item is furnished to, but not filed with, the Securities and Exchange solely under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.”
On August 12, 2009, the registrant’s Chief Executive Officer, Mr. Keith Stewart, made a presentation at the Small Cap Conference V in New York City. Included as Exhibit 99.1 is a copy of the presentation made at the conference.
During the presentation, Mr. Stewart made certain comments regarding the company’s financial results for the 2009 second fiscal quarter ended August 2, 2009, suggesting that positive results would be reported at the company’s earnings conference call scheduled for the following week. This report is being furnished to clarify that such statements were referring to positive trends for the second fiscal quarter in certain of the company’s business and operational metics, including new and active customers; merchandise gross margins; new vendors, concepts and launches, new guest experts, transactional costs, return rates, and leadership appointments. These statements were not referring to the company’s financial results for the 2009 second fiscal quarter.
As previously announced, the registrant will engage in a complete discussion regarding its second quarter 2009 results in a conference call on Wednesday, August 19, 2009, at 11:00 a.m. ET, and will release its full second quarter 2009 financial results before the market opens the morning of the conference call.
To participate in the conference call, please dial 1-800-369-2172 (pass code: SHOPNBC) five to ten minutes prior to the call time. If you are unable to participate live in the conference call, a replay will be available for 30 days. To access the replay, please dial 1-800-297-0782 with pass code 7467622 (keypad: SHOPNBC). You also may participate via live audio stream by logging on to https://e-meetings.verizonbusiness.com. To access the audio stream, please use conference number 8457395 with pass code: SHOPNBC. A rebroadcast of the audio stream will be available using the same access information for 30 days after the initial broadcast.
Item 9.01 Financial Statements and Exhibits.
99.1 Investor Presentation Slides Dated August 12, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueVision Media, Inc.
August 12, 2009	By:	/s/ Nathan E. Fagre
		Name:	Nathan E. Fagre
		Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit
No.	Description

99.1	Investor Presentation Slides dated August 12, 2009.